Exhibit 99.1

13 February 2024

Flutter Entertainment plc

(the “Company”)

Director Declaration

Pursuant to Listing Rule 9.6.14(2) of the FCA Listing Rules, the Company hereby announces that Atif Rafiq has been appointed as a Director of Mister Car Wash, Inc. with effect from 8 February 2024. Mister Car Wash, Inc. is listed on the New York Stock Exchange.

Enquiries:

Edward Traynor

Company Secretary

+353872232455